UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 19, 2008

Fleetwood Enterprises, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-7699	95-1948322
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3125 Myers Street, Riverside, California	92503-5527
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (951) 351-3500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Effective June 19, 2008, Fleetwood Enterprises, Inc. (the “Company”) entered into an amendment (the “ Amendment ”) to its Rights Agreement, dated as of September 15, 1998, previously amended as of December 31, 2002, and amended as of April 30, 2001 (collectively, the “ Rights Agreement “), between the Company and Computershare Trust Company, N.A., f/k/a EquiServe Trust Company, N.A. successor rights agent to Fleet National Bank, f/k/a BankBoston, N.A., a national banking association (the “Rights Agent “).

The Amendment amends the definition of “Acquiring Person” to permit any person to be or become the beneficial owner of common stock of the Company of up to 17 1/2% of the shares of common stock then outstanding without becoming an Acquiring Person (as defined in the Rights Agreement) and thus triggering the Rights Agreement.  The Amendment also effects certain technical clarifications and corrections to Sections 1, 21 and adds new Section 35 providing for a force majeure provision.

A copy of the Amendment is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The foregoing description of the Rights Plan and the Amendment is qualified in its entirety by reference to those documents.

Item 3.03	Material Modification to Rights of Security Holders.

As indicated under Item 1.01 above, the Company and the Rights Agent have entered into the Amendment.  The Amendment modifies certain rights of holders of the Rights issued under the Rights Plan. The description of such modifications contained in Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Exhibit Description

4.1	Amendment No. 3 to Rights Agreement dated as of September 15, 1998, by and among the Company and Computershare Trust Company, N.A., as Rights Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEETWOOD ENTERPRISES, INC.

Date: June 20, 2008

/s/ Leonard J. McGill

Leonard J. McGill
Senior Vice President,
General Counsel and Secretary

Exhibit No.	Exhibit Description

4.1	Amendment No. 3 to Rights Agreement dated as of September 15, 1998, by and among the Company and Computershare Trust Company, N.A., as Rights Agent.